EXHIBIT 5.1

ZAG/S&W One Post Office Square Boston, MA 02109	T+617 457 3800 F+617 338 2880 www.zag-sw.com

September 27, 2016

Oramed Pharmaceuticals Inc.

Hi-Tech Park 2/4 Givat Ram

PO Box 39098

Jerusalem, 91390, Israel

Re:	Oramed Pharmaceuticals Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933, as amended (the “Act”), by Oramed Pharmaceuticals Inc., a Delaware corporation (the “Company”), of 1,000,000 shares of its Common Stock, par value $.012 per share (the “Registered Shares”), that are to be offered and may be issued under the Oramed Pharmaceuticals Inc. Second Amended and Restated 2008 Stock Incentive Plan (the “2008 Plan”), the following opinion is furnished to you to be filed with the Securities and Exchange Commission (the “Commission”) as Exhibit 5.1 to the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Act.

We have acted as counsel to the Company in connection with the Registration Statement, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Certificate of Incorporation of the Company as presently in effect, the bylaws, minute books and corporate records of the Company, and such other documents as we have considered necessary in order to furnish the opinion hereinafter set forth.

We express no opinion herein as to any laws other than the Delaware General Corporation Law, and we express no opinion as to state securities or blue sky laws.

Based on and subject to the foregoing, we are of the opinion that, when issued in accordance with the terms of the 2008 Plan and the options or other rights granted thereunder, the Registered Shares will be duly authorized, validly issued, fully paid and nonassessable by the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Zysman, Aharoni, Gayer and Sullivan & Worcester LLP

ZYSMAN, AHARONI, GAYER AND SULLIVAN & WORCESTER LLP

Zysman, Aharoni, Gayer and Sullivan & Worcester LLP

An International Joint Venture Law Firm

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